EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated March 3, 2005, on the financial statements of eLinear, Inc. as of December 31, 2004 and the related statements of operations, stockholders’ deficit, and cash flows for each of the two years then ended, and the inclusion of our name under the heading “Experts” in the Post-Effective Registration statement of the company on form 2B-2 (File Number 333-113102) filed with the Securities and Exchange Commission.

/s/ Lopez, Blevins, Bork and Associates, LLP
Houston, Texas
August 12, 2005